UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of Earliest
Event Reported):February 6, 2008

RADIATION THERAPY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-50802

FLORIDA	65-0768951
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2234 Colonial Boulevard, Fort Myers, Florida	33907
(Address of principal executive offices)	(Zip Code)

(239) 931-7275
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 6, 2008, Radiation Therapy Services, Inc. (the “Company”) issued a press release announcing that its shareholders voted to approve the Agreement and Plan of Merger, dated as of October 19, 2007, by and among the Company, Radiation Therapy Services Holdings, Inc., and RTS MergerCo, Inc. The press release also announced that the transactions contemplated by the Merger Agreement are expected to be consummated on February 21, 2008, subject to the satisfaction of the conditions to closing under the Merger Agreement, and that one of the shareholder class action lawsuits previously filed in connection with the proposed transaction has been settled in principle subject to court approval and consummation of the transactions contemplated by the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated February 6, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIATION THERAPY SERVICES, INC.
(Registrant)

Date: February 6, 2008	By:	/s/ David N.T. Watson
David N.T. Watson
Chief Financial Officer